BORDEN LADNER GERVAIS

Final
July 10, 2000

TERM SHEET entered into on July 10, 2000

B E T W E E N:

METRATECH BUSINESS SOLUTIONS, INC., corporation,

(hereinafter referred to as "**MBSI**" and represented by George Metrakos)

JUNIOR ACTIVE DESIGNS INC., corporation

(hereinafter referred to as "**JAD**")

- and -

GEORGE SAMAAN, businessman,

(hereinafter referred to as "**SAMAAN**")

- and -

MARCEL CÔTÊ, businessman,

(hereinafter referred to as " **CÔTÊ** ")

- and -

SPIRO KRALLIS, businessman,

(hereinafter referred to as "**KRALLIS**")

- and -

EPICAD DESIGN INC., Corporation,

(hereinafter referred to as "**EPICAD**" and represented by Julian Tuck)

- and -

MGA CONCEPT [redacted], Corporation, OWN BY PRODUCTIONS ISOTYPE GM INC.

(hereinafter referred to as "**MGA**" and represented by Marc Gagnon)

- and -

METRATECH RETAIL SYSTEMS INC., a corporation incorporated under the laws of Canada

(hereinafter referred to as "**Corporation**")

(MBSI, JAD, SAMAAN, CÔTÉ, KRALLIS, EPICAD, MGA and Corporation are hereinafter collectively referred to as the "**Parties**")

WHEREAS MBSI has established the Corporation to engage in the development and marketing of internet based tools enabling supply chain partners to successfully implement a vendor-managed inventory and other types of co-management programs (the "**Business**");

WHEREAS the Corporation will develop proprietary designs and technology, or may invest in other companies that develop similar products in order to create a nurturing environment for the Business and fulfill the Corporation's objectives as described in its mission statement;

AND WHEREAS the Parties wish to set out in this Term Sheet the terms and conditions upon which each of them has agreed to provide equity funding to the Corporation.

NOW, THEREFORE, the Parties hereto agree as follows:

1 – PREAMBLE
The preamble as set forth hereinabove shall form an integral part of this Term Sheet.

2 – PURPOSE
To organize the Corporation and provide working capital for growth related activities as contemplated in the preliminary business plan as prepared by METRAKOS in June, 2000.

3 – INCORPORATION OF THE CORPORATION
The Corporation was incorporated on March 9, 2000 at which time MBSI was issued 400,000 Common Shares for a subscription price of $4,000. At the same time, SAMAAN was issued 100,000 Common Shares for a subscription price of $1,000.

4 – CORPORATE STRUCTURE
The authorized capital of the Corporation consists of an unlimited number of Class "A" shares ("**Common Shares**"), and shall be amended to also consist of an unlimited number of Non-voting Common Shares ("**Stock Option Shares**").

Upon execution of a Shareholders' Agreement containing provisions as described herein, MBSI shall subscribe to 100,000 additional Common Shares of the Corporation for $10,000 to hold 500,000 Common Shares of the Corporation, JAD shall subscribe to 133,000 Common Shares of the Corporation for $13,300, CÔTÉ shall subscribe to 100,000 Common Shares of the Corporation for $10,000, KRALLIS shall subscribe to 50,000 Common Shares of the Corporation for $5,000, MGA shall subscribe to 25,000 Common Shares of the Corporation for $2,500 and EPICAD shall subscribe to 25,000 Common Shares of the Corporation for $2,500.

5 – CONFIDENTIALITY
The content of this Term Sheet is confidential and its substance shall not be disclosed to any third party except those who are in a confidential relationship with any of the Parties (such as legal counsel, financial advisor and accountants) or where such disclosure is required by law. The Parties agree that all material, non-public information received or developed in the course of this transaction or any other relating transactions shall be kept confidential, except as required by law or consented to by the other Parties.

6 – SHAREHOLDERS' AGREEMENT
The terms and conditions of the Shareholders' Agreement (the "**Shareholders' Agreement**") shall be substantially similar to the Summary Terms of Shareholders' Agreement attached in Schedule A. The Parties agree to execute the Shareholders' Agreement no later than January 1, 2001.

7 – BOARD OF DIRECTORS
The business and affairs of the Corporation shall be overseen by a board of directors initially consisting of a maximum of five (5) directors. The Parties undertake to initially elect one representative to the board of directors in respect of each shareholder holding 10% or more of the outstanding Common Shares. The Shareholders further undertake to elect the remaining directors in accordance with the recommendation of the CEO. The number of directors will remain constant until additional rounds of equity financing are completed at which time the number of directors on the board will be determined by the shareholders. After completion of the next round of additional equity financing, the board of directors will be comprised of a majority of independent, non-management, members selected from appropriate and comparable industries as defined by the Corporation's principle market. Any shareholder holding 20% or more of the issued and outstanding shares of the Corporation after completion of the next round of additional financing will have the right to appoint one member to the board of directors.

METRAKOS shall be designated the President, Secretary and CEO of the Corporation.

8 – EMPLOYMENT CONTRACTS
Employment contracts shall be signed and maintained by all employees of the Corporation including each of its key employees. In addition to standard non-disclosure, non-solicitation and transfer of intellectual property to the Corporation, the terms applicable to METRAKOS shall include the obligation to devote all of his working time and activity to pursue all activities which will contribute to the Corporation's continued growth.

9 – STOCK OPTION SHARES
The Parties acknowledge that in order to attract and retain high calibre employees, directors and managers, a stock option plan shall be established and approved by the board of directors. The stock option plan will allow the Corporation to deal with each employee, director or manager on a case-by-case basis and shall provide for the granting of options to purchase a certain number of Stock Option Shares up to but not exceeding the equivalent of 15% of all the issued and outstanding shares of the Corporation. Such options shall vest only upon the sale or initial public offering of the Corporation.

10 – INDEPENDENT LEGAL ADVICE
The Parties acknowledge that they are at liability to seek independent legal advice before signing this Term Sheet and that they are signing this Term Sheet with a complete understanding of their respective rights and obligations.

11 – CURRENCY
All amounts shall be in Canadian dollars unless otherwise specified.

12 – GOVERNING LAW
This Term Sheet shall be governed and interpreted in accordance with the laws of the province of Quebec and the federal laws of Canada applicable herein.

13 – LANGUAGE
This Term Sheet has been drafted in English at the express wish of the Parties. Ce sommaire a été rédigé en anglais à la demande expresse des parties.

SCHEDULE A
Schedule A contains the Summary Terms of the Shareholders' Agreement, and is an integral part hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Term Sheet as of the date hereinabove first mentioned.

George Metrakos for MBSI

George Samaan

Marcel Côté

Spiro Krallis

Julian Tuck for EPICAD

Marc Gagnon for MGA

George Samaan for Junior Active Designs Inc.

METRATECH RETAIL SYSTEMS INC.

Name: George Metrakos
Title: President

SCHEDULE A
SUMMARY TERMS OF SHAREHOLDERS' AGREEMENT

The Shareholders' Agreement shall include, *inter alia*, the following:

Issue and Transfer of Shares of the Corporation

i) The Corporation shall not issue any shares from its capital stock nor shall its shareholders sell, transfer or assign the shares they hold other than in the following circumstances; transfers to corporations, trusts or other entities controlled by the shareholders for tax or estate planning purposes; transfers by shareholders to corporations in a manner such that the ultimate control of the ownership of the shares transferred does not change;

ii) Rights of first refusal to all shareholders of the Corporation in respect of the sale of any shares of the Corporation;

iii) Tag-along rights to allow shareholders to sell their shares to an arm's length third party in the event that the control of the Corporation is transferred to said third party in accordance with the terms of the Shareholder's Agreement;

iv) Drag-along rights to selling shareholders to force remaining shareholders to sell their shares in the event that 70% or more of the issued and outstanding shares of the Corporation are transferred by the selling shareholders to an arm's length third party in accordance with the terms of the Shareholders' Agreement.

v) Pre-emptive rights to the shareholders where the Corporation issues any shares, all of the shareholders shall have the right to purchase their pro rata equity interest thereof in order to avoid any dilution to their position, save and except for employee stock options.

Veto Rights

Metrakos shall have veto rights over the following decisions affecting the Corporation:

i) change in corporate purpose or nature of the business of the Corporation;

ii) the amendment of the articles of incorporation or by-laws of the Corporation;

iii) transfer of shares of the Corporation other than in accordance with the provisions of the Shareholders' Agreement;

iv) voluntary liquidation or reorganization, merger, consolidation or recapitalization of the Corporation;

v) the sale of a substantial part of the assets of the Corporation;

vi) the declaration or payment of any dividends or the making of any distribution of any sum of money to the shareholders or third party other than in conformity with the Shareholders' Agreement;

vii) the redemption, purchase, cancellation, or reduction in the number of any shares of the Corporation;

viii) the execution of any non-arm's length transaction;

ix) the approval of annual business plans, annual financial/financing plans and annual capital expenditure plans; and

x) any significant changes in the technological or operating direction of the Corporation or the Business.

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